                                                                    EXHIBIT j(2)

                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Funds Group:

We consent to the use of our reports on AIM Balanced Fund, AIM Global Utilities Fund, AIM Select Growth Fund, and AIM Value Fund (series portfolios of AIM Funds Group) dated February 4, 2000 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.



/s/ KPMG LLP
KPMG LLP



Houston, Texas
March 10, 2000